Exhibit 99.1

     CSS Industries, Inc. Reports Sales and Earnings for the Nine Months and
                        Quarter Ended December 31, 2003

    PHILADELPHIA--(BUSINESS WIRE)--Jan. 28, 2004--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the nine months and quarter ended December 31, 2003. For the nine months ended December 31, 2003, sales increased by 2% to $484,846,000 from $476,691,000 in 2002. Net income increased 16% to $37,574,000, or
$3.05 per diluted share, compared to prior year net income before cumulative effect of change in accounting principle of $32,338,000, or $2.59 per diluted share. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters. The prior year results have been restated to reflect a three for two stock split. In addition, the prior year results reflect the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No.142"). Upon adoption of SFAS No. 142 on April 1, 2002, the Company recorded a non-cash write-off of goodwill and negative goodwill in the amount of $8,813,000, net of taxes, or $.71 per diluted share.
    For the quarter ended December 31, 2003, sales decreased by 1% to $247,394,000 from $250,682,000 in 2002. Net income increased 7% to
$27,397,000, or $2.18 per diluted share, compared to prior year net income of $25,666,000, or $2.12 per diluted share.
    Sales for the nine months, excluding sales attributed to Crystal Creative Products, Inc. ("Crystal"), which was acquired on October 18, 2002, decreased $12,770,000, or 3%, due primarily to lower sales of Halloween and certain Christmas products, partially offset by higher sales of everyday products. The increase in earnings for the nine months ended December 31, 2003 is a result of improved margins due to lower material costs, improved production efficiencies, higher value sales mix and the previously disclosed decline in bad debt expense. Sales for the quarter ended December 31, 2003, excluding sales attributed to Crystal, decreased $7,934,000, or 3%, primarily due to lower sales of Christmas cards, partially offset by higher sales of Christmas gift wrap, gift tags and ribbons and bows. Despite lower sales in the third quarter, earnings improved as a result of higher margins related to production efficiencies and higher value sales mix.
    "We are pleased with the Company's performance to date, especially the increase in earnings despite the impact of a sluggish retail environment on our base business. This positive result has been achieved through continued focus on the integration of acquired businesses, production efficiencies and cost reduction opportunities," noted David Erskine, President and CEO. "As a result, we expect strong EPS growth for the full year ended March 31, 2004, and are increasing our guidance for earnings per share growth from 10% to approximately 15% compared to fiscal 2003," he continued.
    All statements other than statements of historical fact included in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.
    CSS' consolidated results of operations for the three and nine months ended December 31, 2003 and 2002 and condensed consolidated balance sheets as of December 31, 2003, March 31, 2003 and December 31, 2002 follow:



                 CSS INDUSTRIES, INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                              (Unaudited)

(In thousands, except
 per share data)

                          Three Months Ended      Nine Months Ended
                             December 31,             December 31,
                         --------------------    --------------------
                           2003        2002        2003        2002
                         --------    --------    --------    --------
SALES                    $247,394    $250,682    $484,846    $476,691
                         --------    --------    --------    --------
COSTS AND EXPENSES
Cost of sales             176,075     181,296     349,056     349,013
Selling, general and
 administrative expenses   27,416      27,906      74,698      74,386
Interest expense, net       1,185       1,496       2,874       2,903
Other expense (income),
 net                          192        (118)       (310)       (139)
                         --------    --------    --------    --------
                          204,868     210,580     426,318     426,163
                         --------    --------    --------    --------
INCOME BEFORE INCOME
 TAXES                     42,526      40,102      58,528      50,528

INCOME TAX EXPENSE         15,129      14,436      20,954      18,190
                         --------    --------    --------    --------
INCOME BEFORE CUMULATIVE
   EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE    27,397      25,666      37,574      32,338
                         --------    --------    --------    --------
CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING
   PRINCIPLE (NET OF TAX)       -           -           -      (8,813)
                         --------    --------    --------    --------
NET INCOME                $27,397     $25,666     $37,574     $23,525
                         ========    ========    ========    ========
BASIC NET INCOME PER
 COMMON SHARE
Before cumulative effect
 of accounting change       $2.31       $2.24       $3.20       $2.73
Cumulative effect of
 accounting change              -           -           -        (.75)
                         --------    --------    --------    --------
Basic net income per
 common share               $2.31       $2.24       $3.20       $1.98
                         ========    ========    ========    ========
DILUTED NET INCOME PER
 COMMON SHARE
Before cumulative effect
 of accounting change       $2.18       $2.12       $3.05       $2.59
Cumulative effect of
 accounting change              -           -           -        (.71)
                         --------    --------    --------    --------
Diluted net income per
 common share               $2.18       $2.12       $3.05       $1.88
                         ========    ========    ========    ========
WEIGHTED AVERAGE SHARES
 OUTSTANDING
    BASIC                  11,841      11,457      11,730      11,860
                         ========    ========    ========    ========
    DILUTED                12,592      12,086      12,335      12,483
                         ========    ========    ========    ========



                 CSS INDUSTRIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

                                 December 31,   March 31, December 31,
                                     2003         2003        2002
                                   --------     --------    --------
                                 (Unaudited)    (Audited)  (Unaudited)
            ASSETS

CURRENT ASSETS
    Cash and temporary investments $ 12,158     $ 51,981    $ 12,467
    Accounts receivable, net        215,377       47,583     227,326
    Inventories                      76,187      106,648      85,223
    Income tax receivable                 -        2,398           -
    Deferred income taxes             7,179        6,226       6,091
    Other current assets             11,934       13,771      13,288
                                   --------     --------    --------
       Total current assets         322,835      228,607     344,395
                                   --------     --------    --------
PROPERTY, PLANT AND EQUIPMENT, NET   82,959       82,731      83,576
                                   --------     --------    --------
OTHER ASSETS
    Intangible assets                36,995       36,045      31,213
    Other                             4,473        4,578       4,823
                                   --------     --------    --------
        Total other assets           41,468       40,623      36,036
                                   --------     --------    --------
        Total assets               $447,262     $351,961    $464,007
                                   ========     ========    ========
    LIABILITIES AND SHAREHOLDERS'
     EQUITY

CURRENT LIABILITIES
        Notes payable              $ 28,980     $      -    $ 75,900
        Other current liabilities    95,653       69,645     101,474
                                   --------     --------    --------
              Total current
               liabilities          124,633       69,645     177,374
                                   --------     --------    --------
LONG-TERM DEBT, NET OF CURRENT
 PORTION                             50,000       50,063      50,093
                                   --------     --------    --------
LONG-TERM OBLIGATIONS                 3,564        3,684       3,612
                                   --------     --------    --------
DEFERRED INCOME TAXES                 9,098        7,706       7,353
                                   --------     --------    --------
SHAREHOLDERS' EQUITY                259,967      220,863     225,575
                                   --------     --------    --------
        Total liabilities and
         shareholders' equity      $447,262     $351,961    $464,007
                                   ========     ========    ========



    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215-569-9900